                                                                    Exhibit 99.3

Consolidated Financial Statements of

CENTRINITY INC.

September 30, 2001 and 2000

Independent Auditors' Report

To the Directors of
Centrinity Inc.

We have audited the consolidated balance sheet of Centrinity Inc. as at September 30, 2001 and 2000 and the consolidated statements of operations and deficit and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at September 30, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

/s/ Deloitte & Touche LLP
Chartered Accountants

Toronto, Ontario
November 12, 2001
(except as to Note 17 which is as of January 6, 2003)

CENTRINITY INC.
Consolidated Balance Sheets
September 30, 2001 and 2000
(expressed in Canadian dollars)

----------------------------------------------------------------------------------------------------
                                                                             2001               2000
                                                                 ----------------   ----------------
ASSETS

CURRENT
   Cash and cash equivalents (Note 4)                            $     20,194,828   $     48,215,328
   Accounts receivable (Note 5)                                         4,859,522          3,782,606
   Inventory                                                              466,638            347,456
   Prepaid expenses and deposits                                        1,053,364          1,328,521
----------------------------------------------------------------------------------------------------
                                                                       26,574,352         53,673,911

CAPITAL ASSETS (Note 6)                                                 4,516,491          2,303,588

INTANGIBLE ASSETS (Note 7)                                              3,414,399          9,291,514
----------------------------------------------------------------------------------------------------
                                                                 $     34,505,242   $     65,269,013
====================================================================================================

LIABILITIES

CURRENT
   Accounts payable and accrued liabilities                      $      9,024,515   $      4,740,576
   Income taxes payable                                                    71,118            130,000
   Deferred revenue                                                     3,136,795            790,707
   Current portion of obligation under capital lease (Note 8)             233,713              -
----------------------------------------------------------------------------------------------------
                                                                       12,466,141          5,661,283

DEFERRED REVENUE                                                        1,282,085            382,404

OBLIGATION UNDER CAPITAL LEASE (Note 8)                                   574,533              -

ACCRUED LIABILITIES (Note 9)                                            1,381,576              -

FUTURE INCOME TAX LIABILITIES (Note 12)                                     -              1,598,657
----------------------------------------------------------------------------------------------------
                                                                       15,704,335          7,642,344
----------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

SHARE CAPITAL (Note 10)                                                87,598,798         83,079,734

DEFICIT                                                               (68,797,891)       (25,453,065)
----------------------------------------------------------------------------------------------------
                                                                       18,800,907         57,626,669
----------------------------------------------------------------------------------------------------
                                                                 $     34,505,242   $     65,269,013
====================================================================================================

CENTRINITY INC.
Consolidated Statements of Operations and Deficit
For the years ended September 30, 2001 and 2000
(expressed in Canadian dollars)

---------------------------------------------------------------------------------------
                                                                2001               2000
                                                    ----------------   ----------------
REVENUE                                             $     17,151,037   $     11,589,132

DIRECT COST OF INVENTORY SOLD                              1,244,166            624,736
---------------------------------------------------------------------------------------
GROSS PROFIT                                              15,906,871         10,964,396
---------------------------------------------------------------------------------------

EXPENSES
   Sales, marketing and sales support                     31,724,456         12,229,567
   Research and development                                5,231,083          3,137,287
   General and administrative                             18,191,049          6,599,906
   Amortization of capital assets                          1,166,031            782,284
---------------------------------------------------------------------------------------
                                                          56,312,619         22,749,044
---------------------------------------------------------------------------------------

LOSS BEFORE UNDERNOTED ITEMS                             (40,405,748)       (11,784,648)

INTEREST INCOME                                            1,696,229            917,991

FOREIGN EXCHANGE GAINS                                     1,121,031            392,234

AMORTIZATION OF INTANGIBLES ASSETS                        (7,317,115)        (8,659,937)
---------------------------------------------------------------------------------------
LOSS BEFORE FUTURE INCOME TAXES                          (44,905,603)       (19,154,360)

FUTURE INCOME TAXES                                        1,560,777          1,723,426
---------------------------------------------------------------------------------------
NET LOSS                                                 (43,344,826)       (17,430,934)

DEFICIT, BEGINNING OF YEAR                               (25,453,065)        (8,022,131)
---------------------------------------------------------------------------------------
DEFICIT, END OF YEAR                                $    (68,797,891)  $    (25,453,065)
=======================================================================================

LOSS PER SHARE - BASIC                              $          (1.81)  $         (0.96)
=======================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING                                     23,929,199         18,240,000
=======================================================================================

CENTRINITY INC.
Consolidated Statements of Cash Flows
For the years ended September 30, 2001 and 2000
(expressed in Canadian dollars)

---------------------------------------------------------------------------------------------------
                                                                            2001               2000
                                                                ----------------   ----------------
NET (OUTFLOW) INFLOW OF CASH RELATED
   TO THE FOLLOWING ACTIVITIES

OPERATING
   Net loss for the year                                        $    (43,344,826)  $    (17,430,934)
   Items not affecting cash
     Amortization of capital and intangible assets                     8,483,146          9,462,221
     Write-down of capital assets                                      1,006,802              -
     Future income taxes                                              (1,598,657)        (1,853,426)
---------------------------------------------------------------------------------------------------
                                                                     (35,453,535)        (9,822,139)

   Change in non-cash working capital items
     Accounts receivable                                              (1,076,916)        (1,724,885)
     Inventory                                                          (119,182)          (190,863)
     Prepaid expenses and deposits                                       275,157           (367,364)
     Accounts payable and accrued liabilities                          5,665,515          2,377,529
     Income taxes payable                                                (58,882)           130,000
     Deferred revenue                                                  3,245,769            870,232
---------------------------------------------------------------------------------------------------
                                                                     (27,522,074)        (8,727,490)
---------------------------------------------------------------------------------------------------

INVESTING
   Acquisition of capital assets                                      (3,577,490)        (2,406,250)
   Acquisition of subsidiaries                                             -                787,583
---------------------------------------------------------------------------------------------------
                                                                      (3,577,490)        (1,618,667)
---------------------------------------------------------------------------------------------------

FINANCING
   Repayment of notes payable                                              -             (1,500,000)
   Issuance of shares and warrants, net of costs of issuance           3,079,064         56,671,050
---------------------------------------------------------------------------------------------------
                                                                       3,079,064         55,171,050
---------------------------------------------------------------------------------------------------

NET CASH (OUTFLOW) INFLOW                                            (28,020,500)        44,824,893

CASH AND CASH EQUIVALENTS,
   BEGINNING OF YEAR                                                  48,215,328          3,390,435
---------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS,
   END OF YEAR                                                  $     20,194,828   $     48,215,328
===================================================================================================
SUPPLEMENTARY FINANCIAL INFORMATION
   Interest received                                            $      1,515,839   $        917,991
   Interest paid                                                $          -       $         79,260

NON-CASH TRANSACTIONS
   Issue of shares on acquisitions (Note 3)                     $      1,440,000   $      3,560,000
   Acquisition of capital assets financed by lease obligations  $        808,246   $          -

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------



1.     DESCRIPTION OF BUSINESS

       Centrinity Inc.'s (the "Company") primary business is the development, marketing and distribution of unified communications and collaborative software solutions to telecommunications service providers, enterprise and learning organizations. The Company's shares trade publicly on the Toronto Stock Exchange, under the symbol CTI.

2.     SIGNIFICANT ACCOUNTING POLICIES

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") and reflect the following policies:

       Basis of presentation

       These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated.

       Cash equivalents

       For the purposes of the consolidated statements of cash flows, cash equivalents are defined as highly liquid investments with maturities of three months or less.

       Inventory

       Inventory is valued at the lower of cost and net realizable value. Cost is determined on the average cost basis.

       Intangible assets

       Intangible assets include amounts allocated to the fair value of customer lists, acquired technology, and goodwill. These intangibles are being amortized over periods of two to five years.

       The Company reassesses the recoverability of the intangible assets on a periodic basis and where appropriate, writes such amounts down to an amount not in excess of their estimated net realizable value based on future cash flows on a non-discounted basis.

       Capital assets

       Capital assets are stated at cost, net of investment tax credits. Amortization is charged to earnings over the estimated useful life of the assets at the following rates per annum:

             Office equipment and furniture           - 20% declining-balance
             Computer equipment                       - 30% declining-balance
             Trade show booth                         - 20% declining-balance
             Computer software and reference material - 1 year straight-line
             Leasehold improvements                   - Term of lease

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (continued)

       Revenue recognition and deferred revenues

       Revenue from sales of products is recognized when a contract has been executed, the product has been shipped, the sales price is fixed and determinable, and collection of the resulting receivable is probable.

       Revenue earned on software arrangements involving multiple elements (i.e. software products, upgrades/enhancements, post contract customer support, installation, training, etc.) is allocated to each element based on vendor specific objective evidence of fair value of the elements. The revenue allocated to post contract customer support is recognized ratably over the term of the support and revenue allocated to service elements (such as training and installation) is recognized as the services are performed. Revenue allocated to post contract customer support is recognized upon shipment when the term is for less than one year, the estimated costs of providing support is insignificant, and unspecified upgrades are expected to be minimal. When arrangements contain multiple elements and vendor specific objective evidence exists for all undelivered elements, the Company recognizes revenue for the undelivered elements using the residual method. For arrangements containing multiple elements in which vendor specific objective evidence does not exist for all undelivered elements, revenue for the delivered and undelivered elements is deferred until vendor specific objective evidence exists or all elements have been delivered.

       Revenue earned from application service provider transactions, is recognized as the amounts are due and services are performed.

       Research and development

       Research costs are expensed when incurred. Development costs are expensed when incurred unless the development project meets the criteria under Canadian GAAP for deferral and amortization. In management's opinion, during all periods presented, no costs met the criteria for deferral.

       Investment tax credits related to research and development expenditures are included in the determination of net income for each period as a reduction of research and development expense except for credits related to capital assets, which are recorded as a reduction in the cost of the assets.

       Foreign currency translation

       The Company's foreign subsidiaries are considered to be integrated foreign operations. Foreign-denominated monetary assets and liabilities of Canadian and foreign operations are translated into Canadian dollars at the rates of exchange prevailing at the balance sheet dates. Other assets and liabilities denominated in foreign currencies are translated at the exchange rate prevailing when the assets were acquired or the liabilities incurred. Revenues and expenses are translated at the exchange rate prevailing at the date of the transaction, except for amortization which is translated at the same rates as those used in the translation of the corresponding assets. Translation gains or losses are included in the determination of net income.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

2.     SIGNIFICANT ACCOUNTING POLICIES (continued)

       Stock-based compensation plans

       The Company has one stock-based compensation plan, which is described in
       Note 11. No compensation expense is recognized for this plan when stock options are issued to employees. Any consideration paid by employees on exercise of stock options is credited to share capital.

       Basic and diluted net loss per share

       The basic loss per common share is calculated using the weighted average number of shares outstanding during each reporting period. No fully diluted calculation is disclosed as it would reduce the net loss per share.

       Use of estimates

       The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including the carrying value and recoverable amount of intangible assets. Actual results could differ from those estimates.

3.     ACQUISITIONS

       On March 9, 2000, the Company acquired all of the outstanding common shares of Centrinity AB (formerly FC Sweden AB), which distributes and provides consulting services for the Company's products in Sweden. This transaction was accounted for as a purchase. The consolidated financial statements include the operating results of the business from the date of acquisition.

       Details of the consideration and the fair values of the net assets acquired are as follows:

       Net assets acquired
         Non-cash working capital (net of cash of $853,583)  $      (462,859)
         Capital assets                                              213,442
         Goodwill                                                  4,461,834
       ---------------------------------------------------------------------
                                                             $     4,212,417
       =====================================================================

       Consideration
         Common stock (290,000 shares issued)                $     5,000,000
         Cash acquired                                              (853,583)
         Acquisition costs                                            66,000
       ---------------------------------------------------------------------
                                                             $     4,212,417
       =====================================================================

       Goodwill and acquired intangibles are amortized over five years on a straight line basis.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

3.     ACQUISITIONS (continued)

       The purchase agreement includes contingent consideration, which, depending on the revenue of the acquired company during the fiscal years ended December 31, 2000 and December 31, 2001 could amount to the issuance of an additional 200,000 shares of common stock. The maximum number of shares issuable in each year is 100,000. At December 31, 2000, it became more likely than not that the Company would be required to issue 90,000 shares of common stock as additional consideration and, therefore, on December 31, 2000 the Company accrued for their issuance at an ascribed value of $1,440,000. This amount was added to the Company's goodwill at December 31, 2000 and is reflected in the above details of the consideration and fair value of the net assets acquired. The additional goodwill is being amortized over the remaining life of the intangible assets. Additional contingent consideration relating to the December 31, 2001 revenue targets is not readily determinable at this time and has not therefore been reflected in the financial statements.

4.     CASH AND CASH EQUIVALENTS

       Included in cash and cash equivalents is $1.4 million of restricted cash that is pledged as collateral for letters of credit in connection with future lease payments.

5.     ACCOUNTS RECEIVABLE
                                                              2001        2000
                                                        ----------   ---------
       Trade                                             $5,530,827  $4,291,096
       Less allowance for doubtful accounts                (671,305)   (508,490)
       ------------------------------------------------------------------------
                                                         $4,859,522  $3,782,606
       ========================================================================
6.     CAPITAL ASSETS
                                                           2001
                                              ----------------------------------
                                                         Accumulated   Net Book
                                                 Cost    Amortization    Value
                                              ---------- ------------ ----------
       Office equipment and furniture         $1,542,275  $  611,153 $  931,122
       Computer equipment                      5,575,894   2,704,040  2,871,854
       Trade show booth                          558,663     348,743    209,920
       Computer software and reference material  434,444     400,678     33,766
       Leasehold improvements                    486,182      16,353    469,829
       ------------------------------------------------------------------------
                                              $8,597,458  $4,080,967 $4,516,491
       ========================================================================

       Included in office equipment and furniture are assets under capital lease with a net book value of $565,746.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

6.     CAPITAL ASSETS (continued)
                                                                      2000
                                              -----------------------------------------
                                                             Accumulated      Net Book
                                                 Cost        Amortization      Value
                                              -----------   -------------   -----------
      Office equipment and furniture          $ 1,066,430   $     518,709   $   547,721
      Computer equipment                        3,445,072       1,939,352     1,505,720
      Trade show booth                            404,178         296,764       107,414
      Computer software and reference material    399,092         256,359       142,733
      ---------------------------------------------------------------------------------
                                              $ 5,314,772   $   3,011,184   $ 2,303,588
      =================================================================================

7.     INTANGIBLE ASSETS
                                                                  2001
                                              -----------------------------------------
                                                Acquired     Accumulated      Net Book
                                                 Value       Amortization      Value
                                              -----------   -------------   -----------
      Acquired technology                     $10,730,195   $  10,561,025   $   169,170
      Goodwill                                 10,724,201       7,478,972     3,245,229
      ---------------------------------------------------------------------------------
                                              $21,454,396   $  18,039,997   $ 3,414,399
      =================================================================================

                                                                 2000
                                              -----------------------------------------
                                                Acquired     Accumulated      Net Book
                                                  Value      Amortization       Value
                                              -----------   -------------   -----------
      Acquired technology                     $10,730,195   $   6,464,705   $ 4,265,490
      Goodwill                                  9,292,998       4,266,974     5,026,024
      ---------------------------------------------------------------------------------
                                              $20,023,193   $  10,731,679   $ 9,291,514
      =================================================================================
8.     OBLIGATION UNDER CAPITAL LEASE

       The following is a schedule of future minimum lease payments for furniture and equipment under capital lease:

      Year ending September 30
         2002                                                               $   283,920
         2003                                                                   283,920
         2004                                                                   337,285
      ---------------------------------------------------------------------------------
      Total lease payments                                                      905,125
      Less amount representing interest at 8%                                    96,879
      ---------------------------------------------------------------------------------
      Total present value of minimum capital lease payments                     808,246
      Current portion                                                           233,713
      ---------------------------------------------------------------------------------
      Long-term portion                                                     $   574,533
      =================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

9.     LONG-TERM ACCRUED LIABILITIES

       Long-term accrued liabilities represent the portion of the provision for vacated office premises payable after September 2002.

10.    SHARE CAPITAL

       Authorized

         Unlimited number of Class "A" Common Shares
         Unlimited number of First Preferred Shares (non-voting)
         Unlimited number of Second Preferred Shares (voting)

       At September 30, 2001, 3,654,654 (2000 - 4,872,872) shares of common stock were held in escrow, to be released periodically, over the period ending September 30, 2002, subject to certain performance requirements and regulatory approval.

                                       Reference          Units                               Value
                                       ---------  ------------------------  ---------------------------------------
                                                    Class A                     Class A
                                                    Common                      Common
                                                    Shares       Warrants       Shares      Warrants        Total
                                                  ----------    ----------  ------------  ------------  -----------
    BALANCE, October 1, 1999                      14,818,873     2,427,350  $ 17,505,095  $  5,343,589  $22,848,684

       Exercise of special warrants       (a)      2,206,682    (2,206,682)    5,343,589    (5,343,589)       -
       Issuance of regular warrants on
         Exercise of special warrants     (a)          -         1,103,341      (927,826)      927,826        -
         Issuance of special warrants     (b)          -         2,500,000         -        25,000,000   25,000,000
         Exercise of special warrants     (b)      2,500,000    (2,500,000)   25,000,000   (25,000,000)       -
         Issuance for cash                (c)        210,000       210,000       651,000         -          651,000
         Exercise of regular warrants     (c)        210,000      (210,000)      766,500         -          766,500
         Exercise of agent warrants       (d)        187,568      (187,568)      515,812         -          515,812
         Expiry of agent warrants         (d)          -           (33,100)        -             -            -
         Exercise of regular warrants     (e)        352,968      (352,968)    1,532,199      (296,811)   1,235,388
         Issuance for cash                (f)      1,860,466         -        29,766,708         -       29,766,708
         Exercise of stock options      Note 11      581,633         -         1,098,777         -        1,098,777
         Acquisition                    Note 3       200,000         -         3,560,000         -        3,560,000
         Share issue cost                              -             -        (2,363,135)        -       (2,363,135)
    ---------------------------------------------------------------------------------------------------------------
    BALANCE, SEPTEMBER 30, 2000                   23,128,190       750,373    82,448,719       631,015   83,079,734

       Exercise and expiry of regular
         warrants                         (g)        692,872      (750,373)    3,056,067      (631,015)   2,425,052
       Exercise of stock options        Note 11      192,900         -           654,012         -          654,012
       Shares to be issued              Note 3        90,000         -         1,440,000         -        1,440,000
    ---------------------------------------------------------------------------------------------------------------

    BALANCE, SEPTEMBER 30, 2001                    24,103,962        -      $ 87,598,798  $      -      $87,598,798
    ===============================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------



10.    SHARE CAPITAL (continued)

       Year ended September 30, 2000

       (a) On December 21, 1999, 2,206,682 Special Warrants were exercised and the holders received 2,206,682 shares of common stock and 1,103,341 Regular Warrants.

       (b) On February 8, 2000 the Company issued, pursuant to a private placement, 2,500,000 Special Warrants at $10.00 each. Each Special Warrant entitles the holder to acquire 1.0 share of common stock. On May 29, 2000, the Special Warrants were exercised.

       (c) On March 10, 2000, pursuant to a private placement, 210,000 units were issued for $3.10 per unit. Each unit was comprised of one share of common stock and 1.0 common stock purchase warrant which entitled the holder to purchase one share of common stock at $3.65. The common stock was purchased and the common stock Purchase Warrants were exercised during the year.

       (d) During the fiscal year ended September 30, 2000, 187,568 Agent Warrants were exercised and 33,100 expired unexercised.

       (e) During the fiscal year ended September 30, 2000, 352,968 Regular Warrants were exercised leaving a balance of 750,373 Regular Warrants outstanding at September 30, 2000.

       (f) On September 15, 2000 pursuant to a private placement, 1,860,466 shares were issued for $16.00 per share.

       Year ended September 30, 2001

       (g) During the fiscal year ended September 30, 2001, 692,872 Regular Warrants were exercised and 57,501 expired unexercised, leaving no Regular Warrants outstanding at September 30, 2001.

11.    STOCK OPTION PLAN

       The Company has established a stock option plan for its directors, executive officers, employees and other key personnel. The Board of Directors may designate which directors, officers, employees and other key personnel of the Company are to be granted options. The expiry date and price payable upon the exercise of any option granted are fixed by the Board of Directors at the time of grant, subject to regulatory requirements. An option granted under the Stock Option Plan may vest at such times as the Board of Directors of the Company may determine at the time of the grant, subject to the rules of any stock exchange or other regulatory body having jurisdiction. Options are not assignable. Provision is made for accelerated vesting in certain circumstances and early termination in the event of death or cessation of employment.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

11.    STOCK OPTION PLAN (continued)

                                   Options Outstanding                                   Options Exercisable
       ----------------------------------------------------------------------   ------------------------------------
                                                 Weighted
                                Number            Average        Weighted             Number            Weighted
          Range of          Outstanding at       Remaining        Average         Outstanding at         Average
       Exercise Prices    September 30, 2001   Life in Years  Exercise Prices   September 30, 2001   Exercise Prices
       ---------------    ------------------   -------------  ---------------   ------------------   ---------------

      $1.07 - $3.65             784,666              2.22           2.68               688,166              2.55
      $6.74 - $9.90           1,064,300              2.66           8.08               443,133              8.10
      $11.10 - $13.50           685,000              2.51          11.19               411,666             11.25
      $15.50 - $17.80           439,350              2.77          17.04               188,868             16.83
      ---------------------------------------------------------------------------------------------------------------
      Total                   2,973,316                                              1,731,833
      ===============================================================================================================
       Changes in the employee stock option plans during the years ended September 30, 2001 and 2000, are as follows:

                                                                    Weighted                           Weighted
                                                                    Average                            Average
                                                                    Exercise                           Exercise
                                                      2001            Price              2000            Price
                                                  -----------      ----------        -----------      --------
      Options outstanding,
         beginning of period                       3,703,316        $   8.96          1,135,000        $   2.10
           Options granted                           538,150           10.85          3,221,700            9.96
           Options exercised                        (192,900)           3.39           (581,633)           1.89
           Options cancelled                      (1,075,250)          11.63            (71,751)           3.59
      ---------------------------------------------------------------------------------------------------------------
      Options outstanding,
         end of period                             2,973,316        $   8.70          3,703,316        $   8.96
      ===============================================================================================================

      Options exercisable,
         end of period                             1,731,833        $   7.59          1,108,617        $   5.55
      ===============================================================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

12.    INCOME TAXES

       The tax effect of significant temporary differences is as follows:

                                                          2001            2000
                                                  ------------    ------------

      Intangible assets                           $      -        $  1,598,657
      ------------------------------------------------------------------------
      Future income tax liabilities                      -           1,598,657
      ------------------------------------------------------------------------
      Operating loss carryforwards                  14,970,782       8,571,024
      Share issue costs                                541,957       1,062,156
      Investment tax credits carryforward              314,191         314,191
      Expenses incurred, not currently deductible    1,581,477           -
      Other                                            198,755          61,318
      ------------------------------------------------------------------------
      Future income tax assets before
          valuation allowance                       17,607,162      10,008,689
      Valuation allowance                          (17,607,162)    (10,008,689)
      ------------------------------------------------------------------------
      Future income tax assets                           -               -
      ------------------------------------------------------------------------
      Net future income tax liabilities           $      -        $  1,598,657
      ========================================================================
      The Company has determined that realization is not more likely than not and therefore, a valuation allowance against the future income tax assets has been recorded.

      A reconciliation between the Company's statutory and effective tax rates is as follows:

                                                             2001         2000
                                                        ---------    ---------

      Statutory rate                                       42.12%       44.20%
      Permanent differences                                 0.39        (6.12)
      Unrecognized benefit of current year's tax loss     (30.56)      (27.37)
      Other                                                (8.21)        0.29
      ------------------------------------------------------------------------
      Effective tax rate                                    3.74%       11.00%
      ========================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

12.    INCOME TAXES (continued)

       The Company and its subsidiaries have tax losses available which can be applied against future taxable income. The Company also has investment tax credits available in Canada which can be applied against future year's income taxes payable. As of September 30, 2001, these items expire as follows:

                                                       Non-Capital Losses
                              -------------------------------------------------------------------   Investment
                                   Canada      United States          Europe             Total      Tax Credits
                              ---------------  -------------     ---------------   ---------------  -----------
      2002                    $        44,000  $         -       $         -       $        44,000  $       -
      2003                            166,000            -                 -               166,000          -
      2004                          1,114,000            -                 -             1,114,000          -
      2005                          2,002,000            -                 -             2,002,000      160,000
      2006                          2,820,000           84,000             -             2,904,000       14,000
      2007                          5,231,000            -                 -             5,231,000        3,000
      2008                          6,656,000            -                 -             6,656,000      138,000
      2020                              -            6,332,000             -             6,332,000          -
      2022                              -           21,594,000             -            21,594,000          -
      No expiry date                    -                -             4,988,000         4,988,000          -
      ---------------------------------------------------------------------------------------------------------
                              $    18,033,000  $    28,010,000   $     4,988,000   $    51,031,000  $   315,000
      =========================================================================================================

13.    FINANCIAL INSTRUMENTS

       Fair value

       The fair value of all financial assets and liabilities approximates the carrying value due to their short maturities, based on management's estimates.

       Credit risk

       The Company is subject to risk of non-payment of accounts receivable. The Company mitigates this risk by monitoring the credit worthiness of its customers. At September 30, 2001, one customer's (2000 - no customer) balance exceeded 10% of trade accounts receivable. The balance was collected subsequent to the year end.

       Foreign exchange risk

       The Company undertakes sales and purchase transactions in foreign currencies, and therefore may be adversely affected by fluctuations in foreign currencies.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

14.    COMMITMENTS

       Commitments

       Future minimum lease payments resulting from equipment, furniture and office operating leases at September 30, 2001, are as follows:

       2002                                  $     2,356,000
       2003                                        2,846,000
       2004                                        2,583,000
       2005                                        2,420,000
       2006                                        2,471,000
       2007 and thereafter                        12,452,000
       -----------------------------------------------------
                                             $    25,128,000
       =====================================================

15.    SEGMENTED INFORMATION

       The Company operates principally in one reportable business segment, the development, marketing and distribution of unified communications and collaborative software solutions.

       (a)   Revenue

                                                         2001               2000
                                              ---------------    ---------------

            Canada                            $     3,411,493    $     1,061,000
            United States                           6,584,021          5,615,035
            Europe                                  7,155,523          4,913,097
            --------------------------------------------------------------------
                                              $    17,151,037    $    11,589,132
            ====================================================================
       (b)   Capital assets and intangibles

                                                         2001               2000
                                              ---------------    ---------------
            Canada
               Capital assets                 $     4,093,095    $     1,938,700
               Intangible assets                      169,170          6,622,228

            United States
               Capital assets                          25,852             25,852

            Europe
               Capital assets                         397,544            339,036
               Intangible assets                    3,245,229          2,669,286
            --------------------------------------------------------------------
            Total
               Capital assets                 $     4,516,491    $     2,303,588
            ====================================================================

               Intangible assets              $     3,414,399    $     9,291,514
            ====================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

16.    RELATED PARTY TRANSACTIONS

       Management fees paid to directors and companies controlled by directors amounted to $133,450 and $42,210, for the years ended September 30, 2001 and 2000 respectively.

       Interest expense on notes payable to shareholders amounted to $51,741, for the year ended September 30, 2000. No interest was paid to shareholders during the current year.

17.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

       These financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which conform in all material respects applicable to the Company, with those in the United States ("U.S. GAAP") during the years presented except as described below.

       Under U.S. GAAP, the net earnings and earnings per common share figures for the year ended September 30, 2001 would be adjusted as follows:

       Net loss in accordance with Canadian GAAP                 $(43,344,826)
       Effect of adjustments for stock based compensation -
          stock options (a)                                         9,041,000
       Amortization of additional goodwill (c)                       (245,451)
       ----------------------------------------------------------------------
       Net loss in accordance with U.S. GAAP                     $(34,549,277)
       ======================================================================

       Basic loss per common share - U.S. GAAP (d)               $      (1.44)
       ======================================================================

       Weighted average number of common shares outstanding (d)    23,929,199
       ======================================================================

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)



17.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

       The following table reconciles the items in the Company's 2001 consolidated balance sheet affected by U.S. GAAP with the equivalent amounts that would have been reported had the financial statements been presented in accordance with U.S. GAAP.

                                                                         Deferred
                                                                           Stock          Additional
                                                                       Compensation         Paid in
                                                      Deficit             Expense           Capital
                                                   ---------------     ---------------   -------------
      As shown in the consolidated
         balance sheet in accordance
         with Canadian GAAP                        $   (68,797,891)    $       -       $        -

      Effect of adjustments for stock
         based compensation - stock options (a)         (4,881,000)       (1,711,000)       6,592,000

      Effect of adjustments for stock based
         compensation - escrow shares (b)             (167,298,000)            -          167,298,000

      Amortization of additional goodwill (c)             (654,542)            -              654,542
      -----------------------------------------------------------------------------------------------
      In accordance with U.S. GAAP                 $  (241,631,433)    $  (1,711,000)  $  174,544,542
      ===============================================================================================

      Under U.S. GAAP restricted cash is required to be disclosed separately from cash and cash equivalents. The required balance sheet presentation would disclose cash and cash equivalents of $18,794,828 and restricted cash of $1,400,000. The consolidated statements of cash flows would disclose an increase in restricted cash of ($1,400,000) under the investing activities caption and total net cash outflows for the year of ($29,420,500).

      (a)    Stock based compensation

             Under Canadian GAAP, no compensation expense is recognized when stock options are issued. Any consideration paid on the exercise of stock options is recorded as an increase to capital stock.

             Under U.S. GAAP, Statement of Financial Accounting Standards ("SFAS") No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. As permitted by the Statement, the Company has elected to continue to follow the intrinsic value method of accounting for stock-based compensation arrangements, as provided for in APB 25. During the fiscal year ended September 30, 2001 and for fiscal years prior to 2001, certain compensatory employee stock options were issued at an option price less than the estimated market price. In accordance with APB 25, the difference between the estimated market price and the option price was recorded as deferred stock compensation expense and is being amortized to earnings over the vesting period.

             Under U.S. GAAP, the Company accounts for equity instruments issued to non-employees using the fair value method in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling, Goods or Services".

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

       (a)   Stock based compensation (continued)

             Under U.S. GAAP, equity instruments issued to non-employees that are fully vested and non-forfeitable are measured at fair value at the issuance date and expensed in the period over which the benefit is expected to be received. Equity instruments issued to non-employees which are either unvested or forfeitable, for which counter-party performance is required for the equity instrument to be earned, are measured initially at fair value and subsequently adjusted for changes in fair value until the earlier of: (1) the date at which a commitment for performance is required for performance by the counter-party to earn the equity instrument, is reached, or (2) the date at which the counter-party's performance is complete.

             Accordingly, for U.S. GAAP purposes, for the year ended September 30, 2001, net loss would be decreased by $9,041,000, additional paid in capital would be decreased by $9,551,000 and deferred stock compensation expense would be decreased by $510,000. The effect on fiscal years prior to 2001 would result in an increase in the deficit of $13,922,000, an increase in deferred stock compensation expense of $2,221,000 and an increase in additional paid in capital of $16,143,000 at September 30, 2000.

      (b)    Stock based compensation - escrow shares

             Under U.S. GAAP, the Company records compensation on the date that the condition for release of shares from escrow is met, calculated as the difference between the issue price and the market price. Compensation is further recorded under variable accounting for all options subject to escrow until such date as the conditions for release are attained.

             Under Canadian GAAP, there is no requirement to record compensation on the release of shares from escrow. Compensation expense of $167,298,000 would be reported under U.S. GAAP in the years prior to 2001 and would result in an increase of the same amount in the additional paid in capital, deficit and net loss.

             1997 escrow agreement

             Pursuant to an agreement dated December 15, 1997 (`the 1997 escrow agreement") the initial three shareholders, directors and promoters of the Company placed 4,370,000 common shares in escrow. The shares were issued at $0.01 each prior to the Company becoming public. Of these shares 4,000,000 shares were designated as performance shares with the balance subject to automatic release on September 30, 1998. The performance shares were subject to escrow restrictions to the effect that they could not be traded or dealt with in any manner whatsoever but could be released on a pro-rata basis based upon a schedule of releases over the period September 16, 1998 to September 16, 2002 subject to the satisfaction of additional performance requirements based on cash flow.

             Under U.S. GAAP, compensation would be accrued on the 4,000,000 performance shares at the date when the performance criteria are met, calculated as the difference between the market price at that date and the issue price. As the performance criteria were not met no compensation was recorded on the performance shares until the escrow agreement was modified - see 2000 escrow agreement.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

       (b)   Stock based compensation - escrow shares (continued)

             1999 escrow agreement

             Pursuant to an agreement dated June 23, 1999 ("the 1999 escrow agreement") the Company placed into escrow 4,121,454 of the 4,363,635 common shares issued in exchange for the issued shares of the SoftArc Group. The 1999 escrow shares were subject to escrow restrictions to the effect that they could not be traded or dealt with in any manner whatsoever but could be released on a pro-rata basis based upon a schedule of releases over the period September 30, 1999 to September 30, 2002 subject to the satisfaction of additional performance requirements based on gross revenues.

             Based on management's estimates of future gross revenues it was considered probable that the shares would be released from escrow on the date of their issuance. Accordingly, under U.S. GAAP, compensation is recorded at that date, calculated as the difference between the market price and the issue price. Variable accounting continues through to the settlement of the arrangement.

             As a result of this escrow agreement, under U.S. GAAP, compensation of $79,338,000 would be recorded in the years prior to 2001.

             2000 escrow agreement

             During the year ended September 30, 2000 the Company made application and received permission to modify the 1997 and 1999 escrow agreements. The modified escrow agreement provided for the automatic release of the escrowed shares at various specified dates and provided that all shares would be released by September 2002.

             As a result of the modification of the escrow agreement, dated March 24, 2000, all shares held in escrow were subject to release and, accordingly, under U.S. GAAP compensation of $87,960,000 would be recorded during the year ended September 30, 2000 related to the 1997 escrow agreement, while no additional compensation would be recorded under the 1999 escrow agreement.

       (c)   Additional purchase consideration

             For the purpose of reporting under U.S. GAAP, the aggregate purchase price recorded on an acquisition is based on the average closing market price of the Company's common shares on the dates around the announcement of the acquisition. For the purposes of reporting under Canadian GAAP, the aggregate purchase price may be based on the closing price prior to the date of the acquisition less an applicable discount.

CENTRINITY INC.
Notes to Consolidated Financial Statements
September 30, 2001 and 2000
(expressed in Canadian dollars)
--------------------------------------------------------------------------------

17.    UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

       (c)   Additional purchase consideration (continued)

             Under U.S. GAAP, the aggregate purchase price of the SoftArc Group was based on the average closing market price two days before and two after the announcement date of the acquisition resulting in additional goodwill and additional paid in capital of $654,542. Amortization of the additional goodwill increased amortization expense by $245,451 for the year ended September 30, 2001. The effect on fiscal years prior to 2001 resulted in an increase in the deficit of $409,091 and a reduction in goodwill of $409,091.

       (d)   Earnings (loss) per share

             Under SFAS No. 128, basic earnings per share are calculated in a similar manner to Canadian GAAP. Under Canadian GAAP, diluted earnings per share is computed in accordance with the imputed interest method while U.S. GAAP calculates diluted earnings per share in accordance with the treasury stock method. Diluted earnings per share have not been calculated under Canadian and U.S. GAAP as the effect on the loss per share of the exercise of the potentially dilutive securities is not dilutive. Under Canadian GAAP the number of issued and outstanding common shares are those issued and legally outstanding.

       (e)   Other comprehensive income

             SFAS No. 130 sets forth U.S. GAAP standards for reporting comprehensive income. Comprehensive income represents the change in equity during a reporting period from transactions and other events and circumstances from non-owner sources.

             There are no significant differences between the Company's U.S. GAAP net earnings as reported and its comprehensive income; accordingly, a separate statement of comprehensive income has not been presented.

       (f)   Derivative Instruments and Hedging Activities

             On October 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and the corresponding amendments under SFAS No. 137 and SFAS No. 138. SFAS No. 133 requires that all derivative financial instruments be recognized in the financial statements and measured at fair value.

             As of September 30, 2001, the cumulative effect of adopting SFAS No. 133, as amended by SFAS No. 138, did not have a material impact on the Company's consolidated results of operations, financial position, or cash flows.

18.    COMPARATIVE FIGURES

       Certain of the prior year's figures presented for comparison have been reclassified to conform to the current year's presentation.